EXHIBIT 99.1

Microsemi Reports First Quarter 2006 Results

IRVINE, Calif., Jan. 26, 2006 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its first quarter of fiscal year 2006.

  --  Net Sales for Quarter Increased 18 Percent over Prior Year
      Quarter
  --  Net Sales Increased 4 Percent in First Quarter over Fourth
      Quarter
  --  GAAP Diluted Earnings per Share of $0.20 versus $0.08 in
      Prior Year Quarter
  --  Non-GAAP Diluted Earnings per Share of $0.24 versus $0.14 in Prior Year Quarter
  --  GAAP Gross Margins 48.1 Percent
  --  Non-GAAP Gross Margins 50.0 Percent
  --  GAAP Operating Margins 23.3 Percent
  --  Non-GAAP Operating Margins 27.3 Percent
  --  Positive Book-to-Bill Ratio of 1.08 for First Quarter

Net sales for Microsemi's first quarter, ended January 1, 2006, were $82.2 million, up 18 percent from net sales of $69.8 million in the first quarter of 2005, and up 4 percent from net sales of $79.2 million in the fourth quarter of 2005. First quarter GAAP net income was $13.8 million, up 160 percent from $5.3 million in the first quarter of 2005 and up 68 percent from GAAP net income of $8.2 million in the fourth quarter of 2005. GAAP diluted earnings per share was $0.20 for the first quarter, compared to $0.08 in the first quarter of 2005 and $0.12 in the fourth quarter of 2005. GAAP gross margins increased to 48.1 percent in the first quarter, a 1,370 basis point increase over the 34.4 percent in the first quarter of 2005 and a 20 basis point decrease from the 48.3 percent in the fourth quarter of 2005. GAAP operating margins increased to 23.3 percent in the first quarter, a 1,220 basis point increase over the 11.1 percent in the first quarter of 2005 and a 900 basis point increase over the 14.3 percent in the fourth quarter of 2005. GAAP operating and net income for the fourth quarter of 2005 included a special pre-tax charge of $5.5 million from the amendment and acceleration of stock options.

For the first quarter, non-GAAP net income was $16.0 million, up 82 percent from $8.8 million in the first quarter of 2005 and up 13 percent from $14.1 million in the fourth quarter of 2005. Non-GAAP diluted earnings per share in the first quarter were $0.24, up from $0.14 in the first quarter of 2005 and $0.21 in the fourth quarter of 2005. Non-GAAP gross margins increased to 50.0 percent in the first quarter, an 890 basis point increase over the 41.1 percent in the first quarter of 2005 and a 100 basis point increase over the 49.0 percent in the fourth quarter of 2005. Non-GAAP operating margins increased to 27.3 percent in the first quarter, an 860 basis point increase over the 18.7 percent in the first quarter of 2005 and a 210 basis point increase over the 25.2 percent in the fourth quarter of 2005. Non-GAAP results are reconciled and explained to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, amortization of intangible assets, loss on disposition of assets and restructuring and other special charges.

James J. Peterson, President and Chief Executive Officer, stated, "Microsemi's first quarter results met our non-GAAP profit targets of 50 percent gross margins and 27 percent operating margin. We believe this demonstrates our execution in our top line growth as well as our effectiveness in consolidation activities. We believe that we can continue to drive revenue growth with the acceptance of our new products and also leverage efficiencies going forward to drive these margins higher in the coming years."

The book-to-bill ratio for the quarter was 1.08, which reflects strength in the Company's high reliability semiconductor products and demand for its new high performance analog and mixed signal products.

Business Outlook

Based on our strong results and execution of our strategy, we expect that for the second quarter of 2006, our sales will increase between 2 and 4 percent sequentially. On a non-GAAP basis, we expect earnings for the second quarter of 2006 to be $0.24 to $0.26 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance, reliability and battery optimization, reducing size or protecting circuits. The principal markets the company serves include implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of plans, beliefs, or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, in the hiring and retention of qualified personnel in a competitive labor market, of acquiring and integrating new operations or assets, or in closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, or regarding rapidly changing technology and product obsolescence, difficulties predicting the timing and costs of plant closures, the potential inability to realize cost savings or productivity gains or other impediments to improving capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, unexpected results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, inventory adjustments by customers, customer order cancellations, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, travel disruptions, embargoes, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, other regulatory matters, or any matters involving litigation, arbitration, or investigation, difficulties and costs imposed by law, including Section 404 of the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain items such as transitional idle capacity and inventory abandonments, amortization of intangible assets, loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

The Microsemi Corporation logo can be found at: http://www.primezone.com/newsroom/prs/?pkgid=123

                           MICROSEMI CORPORATION
                  Unaudited Consolidated Income Statements
                  (In thousands, except per share amounts)

                                             Quarter ended
                                        -----------------------------
                                        January 2,        January 1,
                                            2005              2006
                                        -----------       -----------

 NET SALES                              $    69,754       $    82,159
 Cost of sales                               45,738            42,612
                                        -----------       -----------

 GROSS MARGIN                                24,016            39,547

 Operating expenses:
 Selling, general and administrative         10,796            14,387
 Research and development                     4,871             5,077
 Amortization of intangible assets              229               229
 Restructuring charges                          360               641
 Loss on dispositions of assets                  --                34
                                        -----------       -----------
   Total operating expenses                  16,256            20,368
                                        -----------       -----------

 OPERATING  INCOME                            7,760            19,179

 Interest and other income, net                 101               811
                                        -----------       -----------
 INCOME BEFORE INCOME TAXES                   7,861            19,990

 Provision for income taxes                   2,594             6,197
                                        -----------       -----------

 NET INCOME                             $     5,267       $    13,793
                                        ===========       ===========

 Earnings per share
    Basic                               $      0.09       $      0.22
                                        ===========       ===========
    Diluted                             $      0.08       $      0.20
                                        ===========       ===========

 Common and common equivalent shares
  outstanding:
   Basic                                     60,336            63,996
   Diluted                                   64,154            67,547

                            MICROSEMI CORPORATION
              Schedule Reconciling Non-GAAP Income to GAAP Income
                  (in thousands, except per share amounts)

                                               Quarter ended
                                       ------------------------------
                                         January 2,        January 1,
                                            2005                2006
                                        -----------       -----------
 GAAP NET INCOME                        $     5,267       $    13,793
                                        ===========       ===========

 The non-GAAP amounts have been adjusted
  to exclude the following items:

 Excluded from cost of sales
  Transitional idle capacity and
   inventory abandonments (a)            $    4,674        $     1,512

 Excluded from operating expenses
  Amortization of intangible
   assets (b)                                   229               229
  Loss on disposition of assets (a)             --                 34
  Restructuring and other special
   charges (a)                                  360             1,470
                                        -----------       -----------
                                              5,263             3,245
 Income tax effect on non-GAAP
  adjustments                                 1,737             1,006
                                        -----------       -----------
 Net effect of adjustments to GAAP
   net income                           $     3,526       $     2,239
                                        ===========       ===========
 NON-GAAP NET INCOME                    $     8,793       $    16,032
                                        ===========       ===========
 (a) / (b)  Please refer to corresponding footnotes below.

                          MICROSEMI CORPORATION
             Schedule Reconciling Reported Financial Ratios

                                   Quarter ended
                   ---------------------------------------------------
                    January 2,         October 2,          January 1,
                       2005               2005               2006
                   ------------       ------------       ------------

 GAAP gross
  margin           34.4 percent       48.3 percent       48.1 percent
 Effect of
  reconciling
  items on
  gross margin      6.7 percent        0.7 percent        1.9 percent
 Non-GAAP
  gross margin     41.1 percent       49.0 percent       50.0 percent

 GAAP operating
  margin           11.1 percent       14.3 percent       23.3 percent
 Effect of
  reconciling
  items on
  operating
  margin            7.6 percent       10.9 percent        4.0 percent
 Non-GAAP
  operating
  margin           18.7 percent       25.2 percent       27.3 percent

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain items such as transitional idle capacity and inventory abandonments, amortization of intangible assets, loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from the GAAP financial results are set forth below:

 (a)  The restructuring activities involve the closure and
      consolidation of our manufacturing facilities. As these
      facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when a facility is
      closed.  Inventory abandonments relate to identification
      and disposal of inventory that will not be utilized after
      a product line is transferred to a new manufacturing location.
      Loss on disposition of assets results from abandonment of
      non-productive assets in accordance with a restructuring
      plan.  Restructuring and other special charges includes
      severance and other costs related to facilities in the
      process of closing or already closed. Management excludes
      these expenses when evaluating core operating activities
      and for strategic decision making, forecasting future
      results and evaluating current performance.

 (b)  These amounts relate to amortization of acquisition related intangibles.  While this expense is expected to continue in the future, for internal analysis of the Company's operations, management does not view this expense as reflective of the business' current performance.

                         MICROSEMI CORPORATION
              Selected Non-GAAP Financial Information
            (in thousands except for per share amounts)

                                                Quarter ended
                                         ----------------------------
                                         January 2,         January 1,
                                          2005               2006
                                         ---------          ---------

 GAAP gross margin                        $ 24,016          $ 39,547
  Transitional idle capacity
   and inventory abandonments (a)            4,674             1,512
                                          --------          --------
 Non-GAAP gross margin                    $ 28,690          $ 41,059
                                          --------          --------

 GAAP operating expenses                  $ 16,256          $ 20,368
  Amortization of intangible
   assets (b)                                 (229)             (229)
  Loss on disposition of
   assets (a)                                   --               (34)
  Restructuring and other
   special charges (a)                        (360)           (1,470)
                                          --------          --------
 Non-GAAP operating expenses              $ 15,667          $ 18,635
                                          --------          --------

 GAAP operating income                    $  7,760          $ 19,179
  Transitional idle capacity
   and inventory
  abandonments (a)                           4,674             1,512
  Amortization of intangible
   assets (b)                                  229               229
  Loss on disposition of
   assets (a)                                   --                34
  Restructuring and other
   special charges (a)                         360             1,470
                                          --------          --------
 Non-GAAP operating income                $ 13,023          $ 22,424
                                          --------          --------

 GAAP income before taxes                 $  7,861          $ 19,990
  Transitional idle capacity
   and inventory abandonments (a)            4,674             1,512
  Amortization of intangible
   assets (b)                                  229               229
  Loss on disposition of
   assets (a)                                   --                34
  Restructuring and other
   special charges (a)                         360             1,470
                                          --------          --------
 Non-GAAP income before taxes             $ 13,124          $ 23,235
                                          --------          --------

 GAAP net income                          $  5,267          $ 13,793
  Transitional idle capacity
   and inventory abandonments (a)            4,674             1,512
  Amortization of intangible
  assets (b)                                   229               229
  Loss on disposition of
   assets (a)                                   --                34
  Restructuring and other
   special charges (a)                         360             1,470
  Income tax effect on
   non-GAAP adjustments                     (1,737)           (1,006)
                                          --------          --------
 Non-GAAP net income                      $  8,793          $ 16,032
                                          --------          --------

 GAAP diluted earnings
  per share                               $   0.08          $   0.20
  Impact of non-GAAP
   adjustments on diluted
   earnings per share                     $   0.06          $   0.04
                                          --------          --------
 Non-GAAP diluted earnings
  per share                               $   0.14          $   0.24
                                          --------          --------
(a) / (b)  Please refer to corresponding footnotes above.

                              MICROSEMI CORPORATION
               Condensed Unaudited Consolidated Balance Sheets
                                (in thousands)

                                         October 2,          January 1,
                                            2005              2006
                                         ---------          ----------
 ASSETS
  Current Assets:
    Cash and cash equivalents            $  98,149          $ 113,049
    Accounts receivable, net                53,233             55,548
    Inventories                             55,917             57,686
    Deferred income taxes                   12,921             12,921
    Other current assets                     2,101              4,724
                                         ---------          ---------
     Total current assets                  222,321            243,928

    Property and equipment, net             58,366             57,668
    Deferred income taxes                    8,074              8,074
    Goodwill                                 3,258              3,258
    Other intangible assets, net             4,493              4,263
    Other assets                             4,069              6,261
                                         ---------          ---------
      TOTAL ASSETS                       $ 300,581          $ 323,452
                                         =========          =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

   Current liabilities                   $  42,378          $  41,713
   Long-term liabilities                     3,617              3,551
   Shareholders' equity                    254,586            278,188
                                         ---------          ---------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                 $ 300,581          $ 323,452
                                         =========          =========

CONTACT:  Microsemi Corporation
          Financial:
          David R. Sonksen, Executive Vice President and CFO
          (949) 221-7101

          Editorial:
          Cliff Silver, Manager, Corporate Communications
          (949) 221-7112